SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”) is made and entered into this 27th day of May, 2014 between Rocap Marketing, Inc., an Nevada corporation with offices at 7211 East Southern Ave., Suite 106, Mesa, AZ 85209 (“ROCP”), Spiral, Inc., a Nevada corporation (“Spiral”), and Mark Meyers, an individual with offices at 3283 Windmist Avenue, Thousand Oaks, CA 91362 (“Meyers”).

WHEREAS, Meyers owns all of the issued and outstanding capital stock of Spiral, which is engaged in the business of developing technology business to be marketed primarily to children (the “Spiral Business”); and

WHEREAS, ROCP wishes to acquire all of the issued and outstanding stock of Spiral in exchange for shares of common stock in ROCP, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Share Exchange.

a.

At the Closing (defined below), Meyers shall deliver to ROCP a certificate for 1,000 (one thousand) shares of common stock issued by Spiral (the “Spiral Shares”).  The certificate shall be duly endorsed for transfer of the Spiral Shares to ROCP.  Meyers represents and warrants that:

i.

delivery of the endorsed certificate to ROCP will vest in ROCP all of the right, title and interest in the Spiral Shares, free of liens, claims or encumbrances; and

ii.

the Spiral Shares represent all of the issued and outstanding capital stock of Spiral.

b.

At the Closing, ROCP shall deliver to Meyers, and his assigns as identified on Exhibit A hereto, certificates for 8,130,667 (Eighteen Million, One Hundred and Thirty Thousand, Six Hundred and Sixty Seven) shares of common stock of ROCP in the aggregate, to be issued to each individuals in the amounts indicated in Exhibit A.  These shares will represent an undiluted 50% equity ownership of Rocap at closing.

           ROCP will also create a bonus program whereby Meyers will can earn an additional 4,126,133 common shares based upon Spiral reaching some to be agreed milestones.

c.

Closing is to occur no later than June 30, 2014, unless all parties agree in writing to extend the closing to a date beyond June 30, 2014. This is the Closing Date.

d.

Closing is subject to ROCP having $250,000 of unencumbered working capital at closing.

2.

Closing.

a.

On the third business day after the date of this Agreement or such other date as the parties agree (the “Closing Date”), the parties shall make the deliveries contemplated by this Agreement (the “Closing”). The Closing will take place at the office of counsel for ROCP.

b.

At the Closing, ROCP will deliver:

i.

the stock certificate described in Section 1(b) hereof.

ii.

a certification of the CEO of ROCP that the representations and warranties of ROCP herein remain true and correct as of the Closing Date.

iii.

a copy of a resolution of the Board of ROCP appointing Meyers to fill a vacancy on the board of directors of ROCP and appointing Meyers as Chief Executive Officer.

c.

At the Closing, Meyers will deliver:

i.

the stock certificate described in Section 1(a) hereof.

ii.

a certification by Meyers that the representations and warranties of Meyers herein remain true and correct as of the Closing Date.

iii.

a copy of a resolution of the Board of Spiral, appointing Gordon McDougall and a Third Party to be named later by Mutual Consent, to serve on the board of directors of Spiral.

3.

ROCP Representations and Warranties.  ROCP hereby represents and warrants to Meyers that:

a.

Organization, Qualification and Authority.  ROCP is an entity duly incorporated and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The execution and delivery of this agreement and the performance by ROCP of the transactions contemplated by this agreement have been duly authorized by all necessary corporate or similar action on the part of ROCP.

b.

Restricted Securities.  ROCP understands that the Spiral Shares are “restricted securities” and have not been registered under the Securities Act of 1933 or any applicable state securities law.  ROCP is acquiring the Spiral Shares as principal for its own account and not with a view to or for distributing or reselling such Shares, has no present intention of distributing any of such Shares, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares.

c.

Capitalization.  The authorized capital stock of ROCP consists of 100,000,000 shares of common stock, $.0001 par value, of which 20,630,667 shares are issued and outstanding, and 10,000,000 authorized shares of preferred stock, $.0001 par value, out of which no shares are issued and outstanding.  There are no outstanding options, warrants, subscription rights or commitments of any character whatsoever giving any person any right to acquire any shares of ROCP capital stock or capital stock equivalents.   At closing Rocap will have no more than 18,130,667 common shares issued and outstanding.

All parties agree that ROCP will complete a reverse split of its common shares within a reasonable timeframe post closing.

d.

Private Offering.  ROCP will conduct a private offering of up to 4,000,000 shares of common stock at a price of $0.15 per share.  The offering will be conducted in compliance with all applicable securities regulations. Some or all of those additional shares may be outstanding as of the Closing Date.

e.

OTC Markets Disclosure.  The reports and disclosure statements filed by ROCP with the Securities Exchange Commission during the twelve months preceding the date of this Agreement are true and accurate.  The financial statements included in those reports and disclosure statements fairly present the financial condition of ROCP as of the date thereof and the results of operations of ROCP for the periods stated.

f.

Business; Lexi-Luu Designs, Inc to Divest.  All of the business operations of ROCP are currently carried on by its wholly-owned subsidiary, Lexi-Luu Designs, Inc., a Nevada corporation, and all of ROCP’s revenues are derived from the operations of Lexi-Luu Designs, Inc.  Hub Blanchette has granted to ROCP an option to sell the capital stock or, at the option of of Lexi-Luu Designs, Inc., in exchange for 2,500,000 shares of ROCP common stock. The option is exercisable upon Rocap making any kind of agreement to acquire another company or business.  At closing Hub Blanchett will exercise that right and acquire Lexi-Luu Designs, Inc in its entirety from Rocap and will return his 2,500,000 common shares of ROCP to the Company for cancellation.

g.

Legal Proceedings.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to ROCP’s knowledge, threatened against or affecting ROCP or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)

4.

Meyers Representations and Warranties.  Meyers hereby represents and warrants to ROCP that:

a.

Organization and Qualification.  Spiral is an LLC duly incorporated and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Spiral is qualified to do business in every state in which the nature of its business requires that it be so qualified.

b.

Authority.  Meyers is not party to any agreement nor subject to any judgment or any other instrument that may prevent him from carrying out the transactions contemplated by this Agreement, carrying on the Spiral Business, or fulfilling his obligations under the Employment Agreement.

c.

Restricted Securities.  Meyers understands that the shares to be issued to him by ROCP pursuant to Section 1 hereof are “restricted securities” and have not been registered under the Securities Act of 1933 or any applicable state securities law.  Meyers is acquiring the shares as principal for his own account and not with a view to or for distributing or reselling such shares, has no present intention of distributing any of such shares, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such shares.

d.

Capitalization.  The authorized capital stock of Spiral consists of 1,000 shares of common stock, $.0001 par value, of which 1,000 shares are issued and outstanding.  With the exception of certain commitments made by Meyers to the individuals listed on Exhibit A, there are no outstanding options, warrants, subscription rights or commitments of any character whatsoever giving any person any right to acquire any shares of Spiral common stock or common stock equivalents.  Each of the individuals listed on Exhibit A has executed a Relinquishment and Release Agreement, relinquishing any rights each may have to Spiral stock in exchange of the issuance of ROCP stock, in the amounts indicated on Exhibit A hereto.

e.

Legal Proceedings.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to Meyers’s knowledge, threatened against or affecting Spiral or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)

f.

Financial Condition.  As of the date of this Agreement:

i.

the book value of the assets of Spiral exceed the book value of Spiral’s liabilities;

ii.

the book value of the current assets of Spiral exceed the book value of the current liabilities of Spiral.; and

iii.

the aggregate liabilities of Spiral do not exceed $75,000.

In each of the foregoing representations, the reference to “book value” means a calculation of value determined in accordance with accounting principles generally accepted in the United States.

g.

No Undisclosed Liabilities. Except as quantified in Section 4(f) above, there are no liabilities or debts of Spiral of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

h.

Intellectual Property.  Spiral, has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with the Spiral Business (collectively, the “Intellectual Property Rights”).  Neither Spiral nor Meyers has received a notice (written or otherwise) that any of the Intellectual Property Rights used by Spiral or which Spiral contemplates using violates or infringes upon the rights of any person.  To Meyers’s knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.  Meyers reasonably believes that Spiral will be able to carry out all aspects of the Spiral Business (as described in “Spiral: Go To Market” Version 1.1) without purchasing or licensing any additional intellectual property or violating or infringing upon the intellectual property rights of any person.

5.

Management.  Unless Meyers otherwise agrees in writing, the following covenants shall govern the management of ROCP.

a.

Board of Directors.  There shall be three members of the Board of Directors: Meyers and one designee of Tezi Advisory, Inc.  The initial designee of Tezi Advisory, Inc. is Gordon McDougall and the initial designation of Spiral will be Mark Meyers. There will be one additional director, named by both parties that shall be an independent director.

b.   Independent Entity.  Prior to the second anniversary of the date of this Agreement:

i.

no action shall be taken to end the corporate existence of Spiral.

ii.

ROCP shall not sell any capital stock of Spiral nor make any sale of assets of Spiral outside the ordinary course of business.

iii.

Spiral shall not issue any capital stock.

iv.

Spiral shall not declare or pay any dividend.

v.

Management of Spiral shall maintain books and records for Spiral as a wholly-owned subsidiary, which shall accurately record the assets and liabilities of Spiral.

d.

Financing.  ROCP covenants that at closing it will have $250,000 of unencumbered capital.

e.

Management.  The Board of Directors of ROCP shall allocate 4,500,000 (Four Million Five Hundred Thousand) common shares into an employee compensation pool. Such shares may, from time to time, be granted to employees or consultants as deemed necessary by the ROCP Board of Directors, and such grants may or may not carry vesting schedules.

f.

Tezi Option.  ROCP hereby grants Meyers the full authority to cause ROCP to exercise the option described in Section 3(f) hereof at closing.

6.

Miscellaneous

a.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

b.

Arbitration.  Any controversy, claim, or dispute arising out of or relating to the terms and conditions of this agreement shall be settled by arbitration, before a panel of one arbitrator, conducted in Los Angeles County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction.

c.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

d.

Entire Agreement.  This agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this agreement.

e.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile to a facsimile number maintained in the executive offices of the receiving party for that purpose, (b) the second business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service or (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the first pages of this agreement, unless such address is changed by notice to the other party hereto.

IN WITNESS WHEREOF, the parties have made this agreement as of the date written on its first line.

ROCAP MARKETING, INC.

SPIRAL, Inc.

By: /s/ Gordon McDougall

/s/ Mark Meyers

       Gordon McDougall, President

Mark Meyers, President

By: /s/ Mark Meyers

MARK MEYERS, personally

EXHIBIT A

The shares of Common Stock of ROCP shall be issued to Mark Meyers and his assigns listed below, in the following amounts:

Note- these are the amounts in Spiral Shares and in total equal, 1000 shares

Mark Meyers

550 shares

Sharon Meyers

200 shares

Helder Jorge Freitas

200 shares

Robert Stewart

50 shares